EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit reports dated June 25, 2012, relating to the financial statements of the Spartan Stores, Inc. Savings Plus Plan and Spartan Stores, Inc. Savings Plus Plan for Union Associates, appearing in the Annual Reports on Forms 11-K of such plans for the year ended December 31, 2011.

/s/ Rehmann Robson LLC

Grand Rapids, Michigan

February 13, 2013